EXHIBIT 10.1

AMENDED AND RESTATED LOAN, GUARANTY AND SECURITY AGREEMENT

This AMENDED AND RESTATED LOAN, GUARANTY AND SECURITY AGREEMENT (this “Agreement”) is entered into as of September 15, 2022, by and among East West Bank (“Bank”), Cinedigm Corp., a Delaware corporation (“Borrower’’), Vistachiara Productions Inc., d/b/a The Bigger Picture, a Delaware corporation (“Vistachiara Productions”), Cinedigm Entertainment Corp., a New York corporation (“Cinedigm Entertainment”), Cinedigm Entertainment Holdings, LLC, a Delaware limited liability company (“Cinedigm Entertainment Holdings”), Cinedigm Home Entertainment, LLC, a Delaware limited liability company (“Cinedigm Home Entertainment”), Docurama, LLC, a Delaware limited liability company (“Docurama”), Dove Family Channel, LLC, a Delaware limited liability company (“Dove”), Cinedigm OTT Holdings, LLC, a Delaware limited liability company (“Cinedigm OTT”), Cinedigm Productions, LLC, a Delaware limited liability company (“Cinedigm Productions”), Cinedigm DC Holdings, LLC, a Delaware limited liability company (“Cinedigm DC Holdings”), Access Digital Media, Inc., a Delaware corporation (“Access Digital Media”), Christie/AIX, Inc., a Delaware corporation (“Christie/AIX”), Cinedigm Digital Funding I, LLC, a Delaware limited liability company (“Cinedigm Digital Funding I”), FoundationTV, Inc., a Delaware corporation (“FoundationTV”), Asian Media Rights LLC, d/b/a Digital Media Rights, a New York limited liability company (“Asian Media Rights”), Con TV, LLC, a Delaware limited liability company (“Con TV”), Fandor Acquisition LLC, a Delaware limited liability company (“Fandor”), TFD Acquisition LLC, a Delaware limited liability company (“TFD Acquisition”), Screambox Acquisition LLC, a Delaware limited liability company (“Screambox Acquisition”), Bloody Disgusting Acquisition LLC, a Delaware limited liability company (“Bloody Disgusting Acquisition”), Comic Blitz II LLC, a Delaware limited liability company (“Comic Blitz II”), Viewster, LLC, a Delaware limited liability company (“Viewster”), and Cinedigm India Private Limited, an Indian limited company (“Cinedigm India”, and, together with Vistachiara Productions, Cinedigm Entertainment, Cinedigm Entertainment Holdings, Cinedigm Home Entertainment, Docurama, Dove, and Cinedigm OTT, Cinedigm Productions, Cinedigm DC Holdings, Access Digital Media, Christie/AIX, Cinedigm Digital Funding I, FoundationTV, Asian Media Rights, Con TV, Fandor, TFD Acquisition, Screambox Acquisition, Bloody Disgusting Acquisition, Comic Blitz II and Viewster, individually and collectively, the “Guarantor’’ and, together with the Borrower, collectively, the “Loan Parties”).

RECITALS

Borrower, certain of the Guarantors party hereto and Bank have entered into that certain Loan, Guaranty and Security Agreement dated as of March 30, 2018 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Prior Loan Agreement”).

Borrower has requested that Bank amend and restate the Prior Loan Agreement to, among other things, make additional Advances to Borrower.

Bank is willing to amend and restate the Prior Loan Agreement subject to the terms and conditions of this Agreement.

This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

In consideration of the agreement of Bank to make the Advances to Borrower, each Guarantor is willing to guaranty the full payment and performance by Borrower of all of its obligations hereunder and under the other Loan Documents, all as further set forth herein.

Each Guarantor is a subsidiary of Borrower and will obtain substantial direct and indirect benefit from the Advances made by Bank to Borrower under the Loan Agreement.

AGREEMENT

The parties agree as follows:

1.
DEFINITIONS AND CONSTRUCTION.
1.1
Definitions. As used in this Agreement, all capitalized terms shall have the definitions set forth on Exhibit A Any term used in the Code and not defined herein, whether or not capitalized, shall have the meaning given to the term in the Code.
1.2
Accounting Terms. Any accounting term not specifically defined on Exhibit A shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules.
2.
LOAN AND TERMS OF PAYMENT.
2.1
Credit Extensions.
(a)
Promise to Pay. Borrower promises to pay to Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower, together with interest on the unpaid principal amount of such Credit Extensions at the times and at the interest rates in accordance with the terms hereof.
(b)
Advances Under Revolving Line.
(i)
Amount. Subject to and upon the terms and conditions of this Agreement, Borrower may request Advances in an aggregate outstanding principal amount at any time outstanding not to exceed the lesser of (A) the Revolving Line or (B) the Borrowing Base as determined by Bank in accordance with this Agreement and based on the most recent Borrowing Base Certificate delivered to Bank pursuant to Section 3.2(a) or Section 9.1(b). Amounts borrowed pursuant to this Section 2.1(b) may be repaid and reborrowed at any time without penalty or premium prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) together with all accrued but unpaid interest and fees thereon shall be immediately due and payable.
(ii)
Form of Request. Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 12:00 p.m., Noon, Pacific time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit C. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any facsimile or telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1(b) to Borrower’s deposit account.
2.2
Overadvances. If the aggregate principal amount of the outstanding Advances at any time exceeds the lesser of the Revolving Line or the Borrowing Base (as determined by Bank in accordance with this Agreement and based on the most recent Borrowing Base Certificate delivered to Bank pursuant to Section 3.2(a) or Section 9.1(b)), Borrower shall promptly (but in any event within three days) after delivery of such Borrowing Base Certificate or the occurrence of such event, pay to Bank, in cash, the amount of such excess.
2.3
Interest Rates, Payments, and Calculations.

(a)
Interest Rate. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof, at a rate equal to one and fifty one-hundredths of one percent (1.50%) above the Prime Rate.
(b)
Default Rate. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default under Section 11.1 or Section 11.5, or at the Bank’s option any other Event of Default, at a rate equal to four percent (4.00%) above the interest rate applicable immediately prior to the occurrence of the Event of Default.
(c)
Payments. Borrower shall repay the outstanding principal balance of the Advances and all other Obligations in full, plus all accrued but unpaid interest thereon, on the Maturity Date or such earlier date as specified herein. Interest hereunder shall be due and payable on the last calendar day of each calendar month during the term hereof. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower’s deposit accounts or against the Revolving Line, and if charged against the Revolving Line those charges shall thereafter be deemed to be Advances and shall thereafter accrue interest at the rate then applicable hereunder. Without limiting the foregoing, any interest not paid when due and not charged against the Borrower’s deposit accounts shall, subject to Section 2.1(b)(i), be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.
(d)
Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate, is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents based on the Prime Rate shall be computed on the basis of a three hundred sixty-five or three hundred sixty-six (365/6) day year, as the case may be, for the actual number of days elapsed.
2.4
Crediting Payments. Unless an Event of Default has occurred and is continuing, Bank shall credit a wire transfer of funds, check or other item of payment to such Obligation as Borrower specifies. After the occurrence and during the continuance of an Event of Default, Bank shall have the right, in its sole discretion, to immediately apply any wire transfer of funds, check, or other item of payment Bank may receive to conditionally reduce Obligations, but such applications of funds shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 2:00 PM Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.
2.5
Bank Expenses and Fees. On the Closing Date, Borrower shall pay to Bank all Bank Expenses incurred through the Closing Date, and, after the Closing Date, shall pay to Bank all Bank Expenses, as and when they become due. On the Closing Date Borrower shall pay to Bank an upfront fee of Fifty Thousand Dollars ($50,000.00) (the “Upfront Fee”), which, for greater certainty, together with the Bank Expenses then due, may be paid by way of an Advance under the Revolving Line.
2.6
Term. This Agreement shall become effective on the Closing Date and shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement which obligation shall terminate on the Revolving Maturity Date. Notwithstanding the foregoing, (a) Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately upon the occurrence and during the continuance of an Event of Default and (b) Borrower shall have the right to terminate this Agreement at any time (including without limitation, upon the occurrence of a Change in Control) so long as Borrower pays in full all outstanding Obligations as of such date of termination. In addition, Borrower shall have the right at any time and from time to time, upon not less than three (3) Business Days’ notice to the Bank, to reduce permanently the amount of the Revolving Line, provided that after giving effect to any such reduction, the aggregate outstanding principal amount of the Credit Extensions shall not exceed the amount of the lesser of (i) Revolving Line and (ii) the Borrowing Base as determined by Bank in accordance with this Agreement and based on the most recent Borrowing Base Certificate delivered to Bank pursuant to Section 3.2(a) or Section 9.1(b).
2.7
Prepayment Fee. If, pursuant to the terms hereof, this Agreement is refinanced or terminated prior to the first anniversary of the Closing Date, Borrower shall pay to Bank an amount equal to two percent of the Revolving Line as of the Closing Date.
3.
CONDITIONS OF LOANS.
3.1
Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the following conditions precedent:
(a)
Bank shall have received, in form and substance satisfactory to Bank, the following:
(i)
this Agreement and the other Loan Documents;
(ii)
an officer’s certificate of Borrower and each Guarantor with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement, which certificate shall attach the following documents: copies of each organizational document (including formation documentation and by-laws, limited liability company agreements and other similar governance documents) executed and delivered by each Loan Party and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated as of the Closing Date or a recent date prior thereto and a certificate of the Secretary of State or such other relevant office of such jurisdiction of formation or incorporation, dated as of a recent date, as to the good standing of, and, if generally available in the applicable jurisdiction, the payment of taxes by, each Loan Party;
(iii)
UCC National Form Financing Statements for Borrower and each Guarantor;
(iv)
a Copyright Security Agreement or Copyright Security Agreement Supplement, listing all Collateral in which any Loan Party has a copyrightable interest (as listed in the Perfection Certificate) and a Trademark Security Agreement for each trademark in which any Loan Party has an interest (as listed in the Perfection Certificate);
(v)
payment of fees, including, without limitation, the Upfront Fee, and Bank Expenses then due specified in Section 2.5;
(vi)
current SOS Reports indicating that except for Permitted Liens, there are no other security interests or Liens of record in the Collateral;
(vii)
current financial statements, including audited statements for Borrower’s and each Guarantor’s most recently ended fiscal year, together with an unqualified opinion, company prepared consolidated and consolidating balance sheets and income statements for the most recently ended quarter and month in accordance with Section 9.1, schedules of the Loan Parties’ accounts receivables and accounts payable as of July 31, 2022, and such other updated financial information as Bank may reasonably request;
(viii)
Borrower’s financial and business projections and budget for the twelve (12) month period ending March 31, 2023, with evidence of approval thereof by Borrower’s board of directors (the “Forecast”);

(ix)
current Compliance Certificate in accordance with Section 9.1;
(x)
A calculation of the Entitlement Reserve Percentage for the three month period immediately preceding the Closing Date and such additional supporting information and documentation as Bank shall request;
(xi)
and a perfection certificate in form and substance satisfactory to Bank (the “Perfection Certificate”); and
(xii)
such other documents or certificates, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.
(b)
Bank shall have completed, and be satisfied in all respects with the results of, its legal, tax, regulatory, environmental, accounting and business due diligence with respect to the Loan Parties and their respective affiliates;
(c)
No litigation or other similar proceeding exists that would have a Material Adverse Effect on any Loan Party, this Agreement and the other Loan Documents or the transactions contemplated hereunder or thereunder;
(d)
As of the Closing Date, Borrower is in compliance in all material respects with all environmental health and safety laws, rules and regulations.
3.2
Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:
(a)
timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1 and a Borrowing Base Certificate as provided in Section 9.1(b); provided that if the Borrower submits a Borrowing Base Certificate with the Payment/Advance Form that shows that the Borrowing Base has increased since the most recent Borrowing Base Certificate delivered pursuant to Section 9.1(b), the Borrowing Base Certificate submitted with the Payment/Advance Form shall control in connection with the Credit Extension then being requested;
(b)
receipt by Bank of an executed Disbursement Letter substantially in the form of Exhibit F attached hereto; and
(c)
the representations and warranties contained in Article 6 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date). The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower and each Guarantor on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2(c).
4.
CREATION OF SECURITY INTEREST.
4.1
Grant of Security Interest. Each Loan Party grants and pledges to Bank a continuing security interest in all of such Loan’s Party right, title and interest in and to all Collateral whether now owned or hereafter acquired to secure prompt repayment of any and all Obligations and to secure prompt performance by each Loan Party of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, subject to Permitted Liens, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in later-acquired Collateral. Notwithstanding any termination of this Agreement, Bank’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

4.2
Perfection of Security Interest. Each Loan Party authorizes Bank to file at any time financing statements, continuation statements, and amendments thereto that (i) either specifically describe the Collateral or describe the Collateral as all assets of the Loan Parties of the kind pledged hereunder, and (ii) contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether any Loan Party is an organization, the type of organization and any organizational identification number issued to such Loan Party, if applicable. Any such financing statements may be filed by Bank at any time in any jurisdiction that the Bank reasonably deems necessary or appropriate whether or not Revised Article 9 of the Code is then in effect in that jurisdiction. Each Loan Party shall from time to time endorse and deliver to Bank, at the request of Bank, all Negotiable Collateral and other documents that Bank may reasonably request, in form reasonably satisfactory to Bank, to perfect and continue perfection of Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents; provided that unless an Event of Default has occurred and is continuing, no Loan Party will be required to endorse and deliver to the Bank any item of Negotiable Collateral having a value less than $50,000.00 individually. Where Collateral having a value in excess of $250,000.00 in the case of clause (i) below, and in excess of $50,000.00 in the case of clause (ii) below is in possession of a third party bailee, such Loan Party shall use commercially reasonable efforts to take such steps as Bank reasonably requests for Bank to (i) obtain an acknowledgment, in form and substance reasonably satisfactory to Bank, of the bailee that the bailee holds such Collateral for the benefit of Bank, and (ii) obtain “control” of any Collateral consisting of investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such items and the term “control” are defined in Revised Article 9 of the Code) by causing the securities intermediary or depositary institution or issuing bank to execute a control agreement in form and substance reasonably satisfactory to Bank. No Loan Party will create any chattel paper having a value in excess of $50,000.00 without placing a legend on the chattel paper reasonably acceptable to Bank indicating that Bank has a security interest in the chattel paper. Each Loan Party from time to time may deposit with Bank specific cash collateral to secure specific Obligations; such Loan Party authorizes Bank to hold such specific balances in pledge and to decline to honor any drafts thereon or any request by such Loan Party or any other Person to pay or otherwise transfer any part of such balances for so long as the specific Obligations are outstanding.
4.3
Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice and without unreasonable interference with such Loan Party’s business, from time to time during any Loan Party’s usual business hours but no more than once a year for any Loan Party (unless an Event of Default has occurred and is continuing), to inspect such Loan Party’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify any such Loan Party’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.
4.4
Collection Account. At or prior to the Closing Date, the Borrower shall maintain deposit account numbers 92804048, 92804183, 92804194 and 92804205 with the Bank (collectively, the “Collection Account”), subject to the provisions of this Agreement, and shall execute such customary deposit agreements related to the Collection Account as Bank may require. Promptly after the Closing Date, the Borrower shall cause each Loan Party to (a) instruct all payments with respect to Accounts due to such Loan Party to be made directly to the Collection Account and (b) use commercially reasonable efforts to cause all such payments to be made by the relevant Account debtors directly to the Collection Account (and if any such payments are received other than through a direct payment to the Collection Account, Borrower shall cause such payment to be transferred to the Collection Account within two Business Days of receipt). All amounts in the Collection Account shall, in Bank’s sole discretion, be applied by Bank as follows: (i) to Bank for payment of any accrued and unpaid interest on the Advances and for payment of accrued and unpaid Bank Expenses (“Accrued Interest and Expenses”); (ii) to Bank for payment of the principal amount of the Advances outstanding and other outstanding Obligations under the Agreement; and (iii) to the Operating Account of Borrower for other business purposes of Borrower that are not prohibited hereunder. No amounts on deposit in the Collection Account shall be swept to other accounts unless the Bank agrees in writing to such a sweep in its sole discretion. As of any date of determination, if there are insufficient amounts in the Collection Account available to pay all Accrued Interest and Expenses and outstanding Advances, in each case then due and payable hereunder, Borrower authorizes Bank to debit from the Operating Account or any other operating account of Borrower maintained with Bank the amount of any such Accrued Interest and Expenses or Advance, all without the consent of Borrower. Bank is fully entitled to take such actions even if Borrower gives contrary instructions or demands to Bank. Except to the extent (but only to the extent) caused by the Bank’s gross negligence or willful misconduct, Bank shall not be liable for any loss or damage which Borrower may suffer as a result of Bank’s processing of items or its exercise of any other rights or remedies under this Agreement, including without limitation indirect, special or consequential damages, loss of revenues or profits, or any claim, demand or action by any third party arising out of or in connection with the processing of items or the exercise of any other rights or remedies under this Agreement. Borrower shall indemnify and hold Bank harmless from and against all such third party claims, demands or actions, and all related expenses or liabilities, including, without limitation, attorney’s fees and including claims, damages, fines, expenses, liabilities or causes of action of whatever kind resulting from Bank’s own negligence except to the extent (but only to the extent) caused by Bank’s gross negligence or willful misconduct.
5.
GUARANTY.
5.1
Unconditional Guaranty of Payment. In consideration of the foregoing, Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Bank the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all Obligations. Guarantor agrees that it shall execute such other documents or agreements and take such action as Bank shall reasonably request to effect the purposes of this Guaranty. If there is more than one Guarantor hereunder, such Guarantors shall be jointly and severally obligated for the such guarantees provided for herein.
5.2
Separate Obligations. These obligations are independent of Borrower’s obligations and separate actions may be brought against Guarantor (whether action is brought against Borrower or whether Borrower is joined in the action).
6.
REPRESENTATIONS AND WARRANTIES.

Each Loan Party represents and warrants as follows:

6.1
Due Organization and Qualification. Each such Loan Party is an entity duly existing under the laws of the jurisdiction in which it is organized and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.
6.2
Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within such Loan Party’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in such Loan Party’s organizational documents, nor will they constitute an event of default under any material agreement by which such Loan Party is bound. No Loan Party is in default under any agreement by which it is bound, except to the extent such default would not reasonably be expected to cause a Material Adverse Effect.
6.3
Collateral. Each Loan Party has rights in or the power to transfer the Collateral, and its title to the Collateral is free and clear of Liens, adverse claims, and restrictions on transfer or pledge except for Permitted Liens.
6.4
Name; Location of Chief Executive Office. Except as disclosed in the Schedule, during the last five (5) years prior to the Closing Date, no Loan Party has done business under any name other than that specified on the signature page hereof, and its exact legal name is as set forth in the first paragraph of this Agreement. The chief executive office of each Loan Party is located in the Chief Executive Office State at the address indicated in Section 13 hereof.
6.5
Actions, Suits, Litigation, or Proceedings. Except as set forth in the Schedule, there are no actions, suits, litigation or proceedings, at law or in equity, pending by or against any Loan Party or any Subsidiary before any court, administrative agency, or arbitrator in which a likely adverse decision could reasonably be expected to have a Material Adverse Effect.
6.6
No Material Adverse Change in Financial Statements. All consolidated and consolidating financial statements related to each Loan Party that are delivered by any Loan Party to Bank fairly present in all material respects such Loan Party’s consolidated and consolidating financial condition as of the date thereof and each such Loan Party’s consolidated and consolidating results of operations for the period then ended. There has not been a material adverse change in the consolidated or in the consolidating financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.
6.7
Solvency, Payment of Debts. Borrower is able to pay its debts (including trade debts) as they mature; the fair saleable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement.
6.8
Compliance with Laws and Regulations. Borrower and each Loan Party have in all material respects met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower’s failure to comply with ERISA that is reasonably likely to result in Borrower’s incurring any liability that could reasonably be expected to have a Material Adverse Effect. Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act. Borrower is in compliance with all environmental laws, regulations and ordinances except where the failure to comply is not reasonably likely to have a Material Adverse Effect. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, the violation of which could reasonably be expected to have a Material Adverse Effect. Borrower and each Loan Party have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein except those being contested in good faith with adequate reserves under GAAP or where the failure to file such returns or pay such taxes could not reasonably be expected to have a Material Adverse Effect.
6.9
Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.
6.10
Government Consents. Borrower and each Loan Party have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower’s business as currently conducted, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.
6.11
[Reserved].
6.12
Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank taken together with all such certificates and written statements furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading in light of the circumstances in which such representation, warranty or statement was made, it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.
6.13
Guarantor hereby represents and warrants that:

(a)
This Agreement is a valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally.
(b)
Guarantor’s obligations hereunder are not subject to any offset or defense against Bank or Borrower of any kind.
(c)
To ensure the legality, validity, enforceability or admissibility into evidence of this Agreement in each of the jurisdictions in which Guarantor is incorporated or organized and any jurisdiction in which Guarantor conducts business, except for actions necessary to perfect the security interests granted hereunder or actions necessary in connection with the disposition of Collateral that constitutes securities under applicable securities laws, it is not necessary that (i) this Agreement be filed or recorded with any court or other authority in such jurisdiction, (ii) any other filings, notices, authorizations, approvals be obtained or other actions taken, or (iii) any stamp or similar tax be paid on or with respect to this Agreement, or, if any of the foregoing actions are necessary, they have been duly taken.
(d)
Neither Guarantor nor its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under applicable law.
(e)
The incurrence of Guarantor’s obligations under this Agreement will not cause Guarantor to (i) become insolvent; (ii) be left with unreasonably small capital for any business or transaction in which Guarantor is presently engaged or plans to be engaged; or (iii) be unable to pay its debts as such debts mature.
7.
GENERAL WAIVERS. Guarantor waives:
(a)
Any right to require Bank to (i) proceed against Borrower or any other person; (ii) proceed against or exhaust any security or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against Borrower or any security it holds (including the right to foreclose by judicial or nonjudicial sale) without affecting Guarantor’s liability hereunder.
(b)
Any defenses from disability or other defense of Borrower or from the cessation of Borrower’s liabilities, other than the defense of payment or performance of the obligations in question.
(c)
Any setoff, defense or counterclaim against Bank.
(d)
Any defense from the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until Borrower’s obligations to Bank have been paid, Guarantor has no right of subrogation or reimbursement or other rights against Borrower.
(e)
Any right to enforce any remedy that Bank has against Borrower.
(f)
Any rights to participate in any security held by Bank.
(g)
Any demands for performance, notices of nonperformance or of new or additional indebtedness incurred by Borrower to Bank. Guarantor is responsible for being and keeping itself informed of Borrower’s financial condition.
(h)
The benefit of any act or omission by Bank which directly or indirectly results in or aids the discharge of Borrower from any of the Obligations by operation of law or otherwise, other than the Bank’s gross negligence or willful misconduct.

(i)
The benefit of California Civil Code Section 2815 permitting the revocation of this Agreement as to future transactions and the benefit of California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 1432 with respect to certain suretyship defenses.
8.
REINSTATEMENT. Notwithstanding any provision of this Agreement to the contrary, the liability of Guarantor hereunder shall be reinstated and revived and the rights of Bank shall continue if and to the extent that for any reason any payment by or on behalf of Guarantor or Borrower is rescinded or must be otherwise restored by Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any such payment must be rescinded or restored shall be made by Bank in its sole discretion; provided, however, that if Bank chooses to contest any such matter at the request of Guarantor, Guarantor agrees to indemnify and hold harmless Bank from all costs and expenses (including, without limitation, reasonable attorneys’ fees) of such litigation. To the extent any payment is rescinded or restored, Guarantor’s obligations hereunder shall be revived in full force and effect without reduction or discharge for that payment. Guarantor’s obligations under this Section 8 shall survive termination of this Agreement.
9.
AFFIRMATIVE COVENANTS.

Borrower and each other Loan Party covenants that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

9.1
Good Standing and Government Compliance. Borrower and each other Loan Party shall maintain its organizational existence and good standing in the State in which such Person is organized and shall maintain qualification and good standing in each other jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect, and shall furnish to Bank the organizational identification number issued to Borrower by the authorities of the jurisdiction in which Borrower is organized, if applicable, (b) Borrower shall meet, and shall cause each Loan Party to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA, except to the extent the failure to meet such requirements could not reasonably be expected to have a Material Adverse Effect and (c) Borrower shall comply in all material respects with all applicable Environmental Laws, and maintain all material permits, licenses and approvals required thereunder where the failure to do so could reasonably be expected to have a Material Adverse Effect. Borrower shall comply, and shall cause each Loan Party to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, and shall maintain, and shall cause each of Loan Party to maintain, in force all licenses, approvals and agreements, the loss of which or failure to comply with which would reasonably be expected to have a Material Adverse Effect.
(a)
Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (i) as soon as available after the end of each calendar month, but in any event within twenty (20) days after the end of such calendar month, a company prepared consolidated and consolidating balance sheet and income statement covering Borrower’s operations during such period, in a form reasonably acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available after the end of each fiscal quarter, but in any event within forty-five (45) days after the end of such fiscal quarter (subject to any Form 10-Q filing extensions granted by the Securities and Exchange Commission), a company prepared consolidated and consolidating balance sheet and income statement covering Borrower’s operations during such period, in a form reasonably acceptable to Bank and certified by a Responsible Officer; (iii) as soon as available, but in any event within ninety (90) days after the end of Borrower’s fiscal year (subject to any Form 10-K filing extensions granted by the Securities and Exchange Commission), company prepared consolidated and consolidating financial statements of Borrower and its consolidated Subsidiaries prepared in accordance with GAAP, consistently applied, and audited by a certified public accountant; (iv) if applicable, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (v) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Two Hundred Fifty Thousand Dollars ($250,000.00) or more; (vi) promptly upon receipt, each management letter prepared by Borrower’s independent certified public accounting firm regarding Borrower’s management control systems; (vii) as soon as available, but in any event within sixty (60) days after the end of Borrower’s fiscal year, Borrower’s financial and business projections and budget for the immediately following year, with evidence of approval thereof by Borrower’s board of directors; and (viii) such budgets, sales projections, operating plans or other financial information generally prepared by Borrower in the ordinary course of business as Bank may reasonably request from time to time.
(b)
Not later than twenty (20) days after the end of such calendar month, for each calendar month, Borrower shall deliver to Bank a properly completed Borrowing Base Certificate duly signed by a Responsible Officer in substantially the form of Exhibit D hereto, together with supporting schedules showing the calculation of each component of the Borrowing Base as of such date of delivery of the applicable Borrowing Base Certificate (it being understood that the Borrower, at its option, may furnish additional Borrowing Base Certificates setting forth the foregoing information as of such more recent dates as it may deem appropriate).
(c)
Not later than the last day of the next calendar month, for each calendar month, Borrower shall deliver to Bank a Compliance Certificate certified as of the last day of the applicable month and signed by a Responsible Officer in substantially the form of Exhibit E hereto.
(d)
On a quarterly basis commencing on the first fiscal quarter after the Closing Date, Borrower shall deliver to Bank a calculation of the Entitlement Reserve Percentage for the previous quarter and such additional supporting information and documentation as Bank shall request.
(e)
Promptly (and in any event within five (5) Business Days) upon becoming aware of the occurrence or existence of an Event of Default hereunder, a written statement of a Responsible Officer setting forth details of the Event of Default, and the action which Borrower has taken or proposes to take with respect thereto.
(f)
Promptly following the delivery or filing thereof, copies of all statements, reports and notices made available to any Loan Party’s security holders or to any holders of Subordinated Debt and copies of all reports and other filings made by Borrower with any stock exchange on which any securities of any Loan Party are traded and/or the United States Securities and Exchange Commission.
(g)
Bank shall have a right from time to time hereafter to audit Borrower’s Accounts and appraise Collateral at Borrower’s expense, provided that such audits will be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing.

Borrower may deliver to Bank on an electronic basis any certificates, reports or information required pursuant to this Section 9.2, and Bank shall be entitled to rely on the information contained in the electronic files, provided that Bank in good faith believes that the files were delivered by a Responsible Officer. If Borrower delivers this information electronically, it shall also deliver to Bank by U.S. Mail, reputable overnight courier service, hand delivery, facsimile or .pdf file within five (5) Business Days of submission of the unsigned electronic copy the certification of monthly financial statements, the Borrowing Base Certificate and the Compliance Certificate, each bearing the physical signature of the Responsible Officer.

9.2
Taxes. Borrower shall make, and cause each Loan Party to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, including, but not limited to, those laws concerning income taxes, F.I.C.A., F.U.T.A. and state disability, and will execute and deliver to Bank, on demand, proof reasonably satisfactory to Bank indicating that Borrower or a Loan Party has made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof; provided that Borrower or a Loan Party need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.
9.3
Insurance.

(a)
Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower’s business is conducted on the date hereof. Borrower shall also maintain liability and other insurance in amounts and of a type that are customary to businesses similar to Borrower’s.
(b)
All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All policies of property insurance shall contain a lender’s loss payable endorsement, in a form reasonably satisfactory to Bank, showing Bank as an additional loss payee, and all liability insurance policies shall show Bank as an additional insured and specify that the insurer must give at least twenty (20) days’ notice to Bank before canceling its policy for any reason. All policies of insurance shall be addressed to Bank as follows: East West Bank, its Successors and/ or Assigns, PO Box 60021, City of Industry, CA 91716-0020. Upon Bank’s request, Borrower shall deliver to Bank certified copies of the policies of insurance and evidence of all premium payments. All proceeds payable under any such policy shall, at Bank’s option, be payable to Bank to be applied on account of the Obligations.
(c)
Within 30 days after the Closing Date, Borrower shall deliver to Bank certificates of insurance (accompanied by endorsements) with respect to all existing insurance coverage which certificates and endorsements shall name Bank as additional insured and/or loss payee and shall evidence the Loan Parties’ compliance with this Section 9.3.
9.4
Accounts. Borrower shall, on or prior to the Closing Date, establish and maintain the Operating Account and all of its primary depository and operating accounts with Bank and its primary investment accounts with Bank or Bank’s Affiliates. Each other Loan Party shall, no later than 60 days after the Closing Date, transition each Loan Party’s primary operating accounts and non-primary accounts, including, without limitation, those account listed on Schedule 4(c) of the Perfection Certificate, to Bank or Bank’s Affiliates and maintain the entirety of its Cash with Bank; provided, that with respect to those accounts listed on Schedule 4(c) of the Perfection Certificate which are identified as “Cinema Digital Accounts”, such Loan Party shall transition such accounts to the Bank or Bank’s Affiliates no later than 120 days after the Closing Date.
9.5
Minimum Liquidity. Borrower shall at all times maintain a balance of Cash (including the Collection Account) in one or more accounts at Bank, Bank’s Affiliates or other financial institutions in the United States (so long as such accounts are covered by a reasonably satisfactory control agreement) plus undrawn amounts that are available under the Revolving Line in an aggregate amount of not less than Two Million Dollars ($2,000,000.00).
9.6
Minimum EBITDA. Borrower shall at all times maintain an EBITDA greater than or equal to eighty percent (80%) of the EBITDA described in the Forecast.
9.7
Creation/Acquisition of Subsidiaries; Excluded Subsidiaries. In the event Borrower or any Loan Party creates or acquires any Subsidiary (other than an Excluded Subsidiary), Borrower and such Loan Party shall promptly notify Bank of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by Bank to cause each such domestic Subsidiary to guarantee the Obligations of Borrower under the Loan Documents and grant a continuing pledge and security interest in and to the collateral of such Subsidiary (substantially as described on Exhibit B hereto), and Borrower or such Loan Party shall grant and pledge to Bank a perfected security interest in the stock, units or other evidence of ownership of each Subsidiary (whether foreign or domestic; provided that any pledge of interests in a foreign Subsidiary shall not include any issued and outstanding voting interests of such Subsidiary in excess of 65%). In the event any Excluded Subsidiary has not been wound down and dissolved on or prior to December 31, 2022, Borrower and such Excluded Subsidiary shall notify Bank and take all such action as may be reasonably required by Bank to cause such Excluded Subsidiary to guarantee the Obligations of Borrower under the Loan Documents and grant a continuing pledge and security interest in and to the collateral of such Excluded Subsidiary (substantially as described on Exhibit B hereto), and Borrower or such Excluded Subsidiary shall grant and pledge to Bank a perfected security interest in the stock, units or other evidence of ownership of such Excluded Subsidiary (whether foreign or domestic; provided that any pledge of interests in a foreign Subsidiary shall not include any issued and outstanding voting interests of such Subsidiary in excess of 65%).
9.8
Use of Proceeds. The proceeds of the Advances under the Revolving Line shall, unless otherwise consented to in writing by Bank, be used solely for (A) the one-time repayment at closing of expenses incurred in connection with the Prior Loan Agreement; (B) payment of interest, legal fees and Bank fees, and (C) working capital needs and general corporate purposes of the Borrower and its Subsidiaries.
9.9
Copyrights and Trademarks. As soon as practicable but not later than sixty (60) days after (i) the applicable Loan Party obtains a copyrightable interest in Collateral and (ii) any Loan Party acquires any trademark (including a trademark application), trade name, service mark or service name, in each case of clauses (i) and (ii) above, take any and all actions necessary to register the copyright for, or such other copyrightable interest in, such Collateral, or such trademark, service mark, trade name or service name, respectively, in the name of such Loan Party (subject to a Lien in favor of Bank pursuant to the Copyright Security Agreement and a Trademark Security Agreement) in conformity with the laws of the United States of America and such other jurisdictions as Bank may reasonably specify, and promptly deliver to Bank, if not previously delivered, (x) written evidence of the submission for registration and subsequently of registration of any and all such copyrights, trademark (including a trademark application), service mark, trade name or service name of the Loan Parties for inclusion in the Collateral, and (y) a Copyright Security Agreement Supplement relating to such copyright or such other copyrightable interest or a Trademark Security Agreement relating to such trademark, trade name, service mark or service name, in each case, executed by the relevant Loan Party.
9.10
Valuations. If an Event of Default has occurred and is continuing, at any time in Bank’s sole and absolute discretion, Bank may require the Loan Parties to commission an annual valuation by a third party valuator of the Collateral. Any and all such valuations shall be at Borrower’s expense.
9.11
Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.
9.12
Certified Charter and Good Standing Certificates for Cinedigm India and FoundationTV. Within ten (10) days after the Closing Date, Borrower shall deliver to Bank (i) a certificate of the Secretary of State for the State of Delaware, dated as of a recent date, as to the good standing of, and, the payment of taxes by, Foundation TV, and (ii) a certified charter and certificate of the Secretary of State or such other relevant office of such jurisdiction of formation or incorporation, dated as of a recent date, as to the good standing of, and, if generally available in the applicable jurisdiction, the payment of taxes by, Cinedigm India.
10.
NEGATIVE COVENANTS.

Borrower and each other Loan Party covenants and agrees that, so long as any credit hereunder shall be available and until the outstanding Obligations are paid in full or for so long as Bank may have any commitment to make any Credit Extensions, Borrower and each such Loan Party will not do any of the following without Bank’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed:

10.1
Dispositions. Convey, sell, lease, license, transfer or otherwise dispose of (collectively, to ‘‘Transfer”) all or any part of its business or property, or subject to Section 9.6 of the Agreement, move cash balances on deposit with Bank to accounts opened at another financial institution, other than Permitted Transfers.

10.2
Change in Name. Location. Executive Office. or Executive Management: Change in Business; Change in Fiscal Year; Change in Control. Change its name or its jurisdiction of organization or incorporation or relocate its chief executive office without thirty (30) days prior written notification to Bank; replace its chief executive officer or chief financial officer without thirty (30) days prior written notification to Bank (unless such replacement is for cause, in which case the Loan Party will give the Bank as much notice as is reasonably practicable under the circumstances); engage in any business, or permit any of its Subsidiaries to engage in any business, other than or reasonably related or incidental to the businesses currently engaged in by Borrower and its Subsidiaries (including expansion of such activities outside the United States); change its fiscal year end; or permit a Change of Control.
10.3
Mergers or Acquisitions. Merge or consolidate with or into any other business organization (other than mergers or consolidations of a Subsidiary into another Subsidiary or into Borrower), or acquire all or substantially all of the capital stock or property of another Person, or enter into any agreement to do any of the same, except where (i) such transactions do not in the aggregate exceed Two Million Dollars ($2,000,000.00) during any fiscal year, (ii) no Event of Default has occurred, is continuing or would exist after giving effect to such transactions, (iii) such transactions do not result in a Change in Control, and (iv) if Borrower is a party to the transaction, Borrower is the surviving entity and if Borrower is not a party to the transaction, the other Loan Party shall be the surviving entity.
10.4
Indebtedness. Create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except Indebtedness to Bank and prepayments due to mandatory prepayment obligations that exist with respect to Permitted Indebtedness.
10.5
Encumbrances. Create, incur, assume or allow any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, except for Permitted Liens, or covenant to any other Person that Borrower in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of Borrower’s property.
10.6
Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, except that a Loan Party may make dividends, distributions or payments (a) other than the Borrower, to its equity holders pro rata, (b) payable solely in equity securities and (c) paid and declared solely for the purpose of funding the redemption, purchase or other acquisition or retirement for value by any Loan Party of its stock from any present or former employee, director or officer (or the assigns, estate, heirs or current or former spouses thereof) upon the death, disability or termination of employment of such employee, director or officer, in each case as long as an Event of Default does not exist and would not exist after giving effect to such dividend, distribution or payment.
10.7
Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person other than Permitted Investments, or maintain a securities account holding $50,000 or more with a Person other than Bank or Bank’s Affiliates unless such Person has entered into a control agreement with Bank, in form and substance reasonably satisfactory to Bank, or suffer or permit any domestic Subsidiary (other than an Excluded Subsidiary) to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower. Further, Borrower shall not enter into any license or agreement with any Prohibited Territory or with any Person organized under the laws of a Prohibited Territory or doing business with a Loan Party from a location in a Prohibited Territory.
10.8
Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for (a) transactions among Loan Parties, (b) transactions permitted under Section 10.6, (c) reasonable compensation to directors and (d) transactions that are in the ordinary course of the Loan Party’s business, upon fair and reasonable terms that are no less favorable to such Loan Party than would be obtained in an arm’s length transaction with a nonaffiliated Person.

10.9
Subordinated Debt. Make any payment in respect of any Subordinated Debt not existing as of the Closing Date and disclosed to the Bank in writing prior to the Closing Date, except in compliance with the terms of such Subordinated Debt and the terms of the subordination agreement relating to such Subordinated Debt, or amend any provision of any document evidencing such Subordinated Debt, except in compliance with the terms of the subordination agreement relating to such Subordinated Debt, or amend any provision affecting Bank’s rights contained in any documentation relating to the Subordinated Debt without Bank’s prior written consent.
10.10
No Investment Company; Margin Regulation. Become or be controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose.
11.
EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an “Event of Default” by Borrower under this Agreement:

11.1
Payment Default. If Borrower fails to pay (a) any amount of principal as and when due or (b) any of the other Obligations within three Business Days after the date due;
11.2
Covenant Default.
(a)
If Borrower fails to perform any obligation under Section 9.5 or 9.6 or violates any of the covenants contained in Article 10 of this Agreement; or
(b)
If any Loan Party fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between a Loan Party and Bank and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within thirty (30) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the thirty (30) day period or cannot after diligent attempts by Borrower be cured within such thirty (30) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, so long as Borrower continues to diligently attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but the Bank shall not be required to make any Credit Extensions (and shall be permitted in its sole discretion to decline to make any Credit Extension) unless and until such default is cured;
11.3
Defective Perfection. If Bank shall receive at any time following the Closing Date an SOS Report indicating that except for Permitted Liens, Bank’s security interest in the Collateral is not prior to all other security interests or Liens of record reflected in the report and the security interests or Liens in question involve an amount in excess of $250,000 in the aggregate;
11.4
Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within sixty (60) days (provided that Bank shall not be required to make any Credit Extensions prior to the dismissal of such Insolvency Proceeding);
11.5
Other Agreements. If there is a default or other failure to perform in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) or that would reasonably be expected to have a Material Adverse Effect;

11.6
Subordinated Debt. If Borrower makes any payment on account of Subordinated Debt, except to the extent the payment is allowed under any subordination agreement entered into with Bank or otherwise permitted by this Agreement;
11.7
Judgments. If one or more final judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000.00) (not covered by independent third-party insurance as to which liability has been denied in writing by such insurance carrier) shall be rendered against Borrower or any Loan Party and the same are not, within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that but the Bank shall not be required to make any Credit Extensions (and shall be permitted in its sole discretion to decline to make any Credit Extension) prior to the discharge, stay, or bonding of such judgment, order, or decree);
11.8
Misrepresentations. If any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document was incorrect in any material respect when made.
11.9
Guaranty. If any guaranty of all or a portion of the Obligations, including, without limitation, the guaranty provisions of this Agreement, ceases for any reason to be in full force and effect.
11.10
Security. Any of the Loan Documents or any other security agreement securing the Obligations shall, for any reason with respect to the Collateral not be or shall cease to be in full force and effect or shall be declared null and void or any of such documents shall not give or shall cease to give Bank the Liens, or cease to give Bank the rights, powers and privileges purported to be created thereby in favor of Bank, superior to and prior to the Liens and other rights of all third Persons and subject to no other Liens (other than Permitted Liens);
11.11
A Change in Control shall occur.
11.12
A Change in Management shall occur.
12.
BANK’S RIGHTS AND REMEDIES.
12.1
Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, upon notice to the Borrower (except with respect to an Event of Default under Section 11.4 to the extent set forth in Section 12.1(a)), do any one or more of the following, all of which are authorized by Borrower:
(a)
Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 11.4 (insolvency), all Obligations shall become immediately due and payable without any action by Bank);
(b)
Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;
(c)
Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;
(d)
Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower’s owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;
(e)
Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, and (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;
(f)
Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 12.1, to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 12.1, Borrower’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;
(g)
Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate. Bank may sell the Collateral without giving any warranties as to the Collateral. Bank may specifically disclaim any warranties of title or the like. This procedures set forth in the preceding two sentences will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Bank sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Bank, and applied to the indebtedness of the purchaser. If the purchaser fails to pay for the Collateral, Bank may resell the Collateral and Borrower shall be credited with the proceeds of the sale;
(h)
Bank may credit bid and purchase at any public sale;
(i)
Apply for the appointment of a receiver, trustee, liquidator or conservator of the Collateral, without notice and without regard to the adequacy of the security for the Obligations and without regard to the solvency of Borrower, any guarantor or any other Person liable for any of the Obligations; and
(j)
Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

Bank may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

12.2
Power of Attorney.

Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as Borrower’s true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) endorse Borrower’s name on any checks or other forms of payment or security that may come into Bank’s possession; (c) sign Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; and (g) file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in clause (g) above, regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank’s obligation to provide advances hereunder is terminated.

12.3
Accounts Collection. At any time after the occurrence and during the continuation of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank’s security interest in such funds and verify the amount of such Account and direct that any payments with respect thereto be deposited directly into the Collections Account, if and to the extent not already so deposited pursuant to the instructions provided by the Borrower in accordance with Section 4.4. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank’s trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.
12.4
Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 9.4 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be promptly due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.
12.5
Bank’s Liability for Collateral. Bank has no obligation to clean up or otherwise prepare the Collateral for sale. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower, absent gross negligence or willful misconduct on the part of the Bank.
12.6
No Obligation to Pursue Others. Bank has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Bank may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Bank’s rights against Borrower. Borrower waives any right it may have to require Bank to pursue any other Person for any of the Obligations.
12.7
Remedies Cumulative. Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given. Borrower expressly agrees that this Section 12.7 may not be waived or modified by Bank by course of performance, conduct, estoppel or otherwise.
12.8
Demand; Protest. Except as otherwise provided in this Agreement, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment and any other notices relating to the Obligations.
13.
NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a nationally recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

If to Borrower or Guarantor: Cinedigm Corp.
244 Fifth Avenue, Suite M289
New York, NY 10001
Attn: Chris McGurk, Chairman and Chief Executive Officer

With a copy to: Cinedigm Corp.
244 Fifth Avenue, Suite M289
New York, NY 10001
Attn: Gary S. Loffredo, Esq., President Digital Cinema & General Counsel

If to Bank: East West Bank
9378 Wilshire Blvd., Ste 100
Beverly Hills, CA 90212
Attn: Jeffrey Zaks

With a copy to: Paul Hastings LLP
1999 Avenue of the Stars, 27th Floor
Los Angeles, CA 90067
Attn: Susan Z. Williams

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

14.
CHOICE OF LAW AND VENUE: JURY TRIAL WAIVER; JUDICIAL REFERENCE.

California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Los Angeles County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Each party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to it at the address set forth in, or subsequently provided by it in accordance with, Section 13 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of such party’s actual receipt thereof or five (5) Business Days after deposit in the U.S. mails, proper first class postage prepaid.

IF AND ONLY TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IF PERMITTED BY APPLICABLE LAW, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, who is a former or retired judge of any California Federal or State Court, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638, sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Either party shall have the right to object to the decision of the private judge and to appeal as provided for in the California Code of Civil Procedure. Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

15.
GENERAL PROVISIONS.
15.1
Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties and shall bind all persons who become bound as a debtor to this Agreement; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion.
15.2
Assignments and Participations by Bank.
(a)
Bank shall have the right without the consent of or notice to any Loan Party to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder, provided that if Bank sells a participation, (a) the Loan Parties shall continue to deal solely and directly with Bank in connection with Bank’s and its participants’ right and obligations under the Credit Facility, (b) Bank’s rights and obligations, and the rights and obligations of the Loan Parties, shall remain unchanged, and (c) the consent of the participant shall not be required (either directly, as a restraint on Bank’s ability to consent under the Loan Documents or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights Bank may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those that would reduce the amount of a payment, or postpone the date fixed for payment of an amount, to which such participant would otherwise be entitled and, amendments, consents and waivers with respect to the release of all or substantially all of the Collateral.
(b)
Subject to paragraph (a), above, so long as no Event of Default has occurred and is continuing, neither Bank nor any other lender may assign any of its interests, rights and obligations under the Revolving Line without the Borrower’s prior written consent (not to be unreasonably withheld). If Bank shall assign any of its interests, rights or obligations, Bank shall serve as the administrative agent under this Agreement and the Revolving Line and the consent of lenders under the facility shall be set at the holders of a majority of the commitment (the “Required Lenders”), except for such items as are customary to obtain the individual consent of every lender affected thereby (i.e. extending maturity date, modifying economic terms such as interest). Notwithstanding the foregoing, Bank may assign all or any portion of its interest, rights and obligations under the Credit Facility without the consent of Borrower, (x) at any time an Event of Default has occurred and is continuing or (y) to any affiliate of Bank (subject to the acquirer assuming the obligations so assigned).
(c)
With respect to any matter to which any lender’s consent is required, Borrower shall have the right to either one or both of the following (x) replace any non-consenting lender with a lender satisfactory to Bank, as administrative agent, such consent not to be unreasonably withheld or (y) terminate the commitment of such non-consenting lender and prepay such non-consenting lender’s outstanding loans under the facility, provided that, in each case under this clause (y), the Required Lenders shall have consented to such matter.
15.3
Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement and/or the Loan Documents; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank, its officers, employees and agents as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys’ fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.
15.4
Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.
15.5
Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
15.6
[Reserved.]
15.7
Amendments in Writing, Integration. All amendments to or terminations of this Agreement or the other Loan Documents must be in writing signed by the parties. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the other Loan Documents, if any, are merged into this Agreement and the Loan Documents.
15.8
Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of a signature page by electronic means shall be deemed to be the equivalent of delivery of a manually executed original.
15.9
Survival. All covenants made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or Bank has any obligation to make any Credit Extension to Borrower. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 15.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.
15.10
Confidentiality. In handling any confidential information, Bank and all employees and agents of Bank shall exercise the same degree of care that Bank exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or Affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans who have agreed to be bound by this Section 15.10, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) to Bank’s accountants, auditors and regulators as may be required in connection with the examination, audit or similar investigation of Bank, and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.
16.
Loan Parties’ Liability. Any Loan Party may, acting singly, request advances hereunder. Each Loan Party hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting advances hereunder. Each Loan Party shall be jointly and severally obligated to repay all advances made hereunder, regardless of which Loan Party actually receives said advance, as if each Loan Party directly received all advances. Each Loan Party waives (a) any suretyship defenses available to it under the code or any other applicable law, including, without limitation, the benefit of California civil code section 2815 permitting revocation as to future transactions and the benefit of California civil code sections 1432, 2809, 2810, 2819, 2839, 2845, 2847, 2848, 2849, 2850, and 2899 and 3433, and (b) any right to require bank to: (i) proceed against the Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against the Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting the Borrower’s liability. Notwithstanding any other provision of this agreement or other related document, Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating borrower to the rights of bank under this agreement) to seek contribution, indemnification or any other form of reimbursement from any other borrower, or any other person now or hereafter primarily or secondarily liable for any of the obligations, for any payment made by borrower with respect to the obligations in connection with this agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the obligations as a result of any payment made by borrower with respect to the obligations in connection with this agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this section shall be null and void. If any payment is made to a borrower in contravention of this section, such borrower shall hold such payment in trust for bank and such payment shall be promptly delivered to bank for application to the obligations, whether matured or unmatured.
17.
Effect of Amendment and Restatement. Upon satisfaction or waiver in writing by Bank of all conditions precedent set forth in Section 3.1 hereto, (a) this Agreement shall amend, restate and supersede in its entirety the Prior Loan Agreement, and (b) those other Loan Documents that amend and restate any of the other “Loan Documents” (as defined in the Prior Loan Agreement) (the “Prior Loan Documents”) shall amend, restate and supersede such other Prior Loan Documents. The parties hereto acknowledge and agree that the Liens granted in favor of Bank under the Prior Loan Documents securing payment of obligations under the Prior Loan Documents are in all respects continuing and in full force and effect with respect to the Obligations hereunder.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER:

Cinedigm Corp.

By: /s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title: President, Chief Operating Officer,

General Counsel and Secretary

GUARANTOR:

Vistachiara Productions Inc.

By: /s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title: Secretary

Cinedigm Entertainment Corp.

By: /s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title: Senior Vice President & Secretary

Cinedigm Entertainment Holdings, LLC

By: /s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title: Secretary

BANK: East West Bank: By: /s/ Jeffrey Zaks Name: Jeffrey Zaks Title: Senior Vice President

Cinedigm Entertainment, LLC

By: /s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title: Secretary

Cinedigm Home Entertainment, LLC

By: /s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title: Secretary

Docurama, LLC

By: /s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title: Senior Vice President & Secretary

Dove Family Channel, LLC

By: /s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title: Senior Vice President & Secretary

Cinedigm OTT Holdings, LLC

By: /s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title: Senior Vice President & Secretary

Cinedigm Productions, LLC

By: /s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title: Senior Vice President & Secretary

Cinedigm DC Holdings, LLC

By: /s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title: President

Access Digital Media, Inc.

By: /s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title: President

Christie/AIX, Inc.

By: /s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title: President

Cinedigm Digital Funding I, LLC

By: /s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title: President

FoundationTV, Inc.

By: /s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title: President

Asian Media Rights, LLC, d/b/a Digital Media Rights

By: /s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title: Chief Operating Officer, General

Counsel and Secretary

Con TV, LLC

By: /s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title: Secretary

Fandor Acquisition LLC

By: /s/ Gary S. Loffredo
Name: Gary S. Loffredo

Title: President

TFD Acquisition LLC

By: /s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title: Chief Operating Officer & Secretary

Screambox Acquisition LLC

By: /s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title: Chief Operating Officer & Secretary

Bloody Disgusting Acquisition LLC

By: /s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title: Chief Operating Officer & Secretary

Comic Blitz II LLC

By: /s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title: Senior Vice President & Secretary

Viewster, LLC

By: /s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title: Chief Operating Officer

Cinedigm India Private Limited

By: /s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title:

EXHIBIT A

DEFINITIONS

“Accounts” means all presently existing and hereafter arising “accounts,” as such term is defined in Section 9102 of the Code, contract rights, instruments (including those evidencing indebtedness owed to Borrower by its affiliates), general intangibles, payment intangibles, chattel paper (including electronic chattel paper) and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or inventory (including, without limitation, the licensing of digital content, software and other technology) or the rendering of services by Borrower and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.

“Advance” or “Advances” means a cash advance or cash advances under the Revolving Line.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person.

“Bank Expenses” means all reasonable out-of-pocket costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, administration, amendment, and enforcement of the Loan Documents; reasonable out-of-pocket Collateral audit fees; and Bank’s reasonable attorneys’ fees and expenses (whether generated in-house or by outside counsel) incurred in enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

“Borrower State” means Delaware, the state under whose laws Borrower is organized.

“Borrower’s Books” means all of Borrower’s books and records including: ledgers; records concerning Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

“Borrowing Base” means, at any date for which the amount thereof is to be determined, an amount equal to the lesser of:

(a)
the Revolving Line less Advances outstanding as of such date of determination; and
(b)
the difference of: (i) all Cash actually received by Borrower into the Collection Account during the three (3) month period immediately preceding such date of determination (such amount, the “Collections Amount”); and (ii) the product of (x) the Collections Amount for such date of determination; and (y) the Entitlement Reserve Percentage for such date of determination.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of California or the State of New York are authorized or required to close.

“Cash” means Unrestricted Cash and Cash Equivalents that are not subject to any Lien other than Lien under the Loan Documents.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by Bank or any commercial bank that is, in each case, rated investment grade by both S&P and Moody’s, (e) interests in any money market fund registered under the Investment Company Act of 1940 that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States, and (f) other cash equivalents determined by the Bank to have a risk equivalent to items rated at least “A-1” by S&P or “P-1” by Moody’s and otherwise acceptable from time to time to the Bank; provided, however, that the maturities of all obligations specified in any of clauses (a) through (d) above shall not exceed 365 days.

“Change in Control” means any event or circumstance whereby (a) any person or group of persons acting in concert acquires control of Borrower (whether directly or indirectly); or (b) the majority of the seats (other than vacant seats) on the Board of Directors of Borrower cease to be occupied by persons who either (i) were members of the Board of Directors of Borrower as of the closing of the transactions contemplated hereby or (ii) were nominated for election by the Board of Directors of Borrower, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors. For the purpose of this definition, “control” of Borrower means: (x) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the United States Securities and Exchange Commission thereunder as in effect on the date of the Closing) of stock representing 35% or more of the aggregate ordinary voting power represented by the issued and outstanding stock in Borrower; (y) the power to appoint or remove all or a majority of the members of the board of directors of Borrower or (z) otherwise directly or indirectly to direct or have the power to direct the affairs and policies of Borrower.

“Change in Management” means both Chris McGurk and Gary Loffredo shall cease to perform the functions and services substantially similar to those provided for Borrower as of the Closing Date and a replacement of at least one such individual proposed by Borrower and acceptable to Bank (such approval not to be unreasonably withheld) has not been retained within a period of one hundred twenty (120) days following the last day that such individual shall have ceased to serve in such capacity or to perform such functions and services as aforesaid. The parties hereto agree that during such one hundred twenty (120) day period until such time as a replacement has been approved by Bank, Bank shall not be required to make any Advances. The Bank and the Loan Parties agree that nothing herein shall preclude the board of directors of Borrower from performing its legal or fiduciary duties with respect to the employment of Chris McGurk or Gary Loffredo under applicable law.

“Chief Executive Office State” means California, where Borrower’s chief executive office is located.

“Closing Date” means the date of this Agreement.

“Code” means the California Uniform Commercial Code as amended or supplemented from time to time.

“Collateral” means the property described on Exhibit B attached hereto except (i) to the extent the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral; provided that in no case shall the definition of “Collateral” exclude any Accounts, proceeds of the disposition of any property, or general intangibles consisting of rights to payment, (ii) any leasehold property worth less than $1,000,000 in the aggregate, (iii) any motor vehicles and other assets subject to certificates of title, except to the extent perfection of a security interest therein may be accomplished by the filing of UCC financing statements or an equivalent thereof in appropriate form in the applicable jurisdiction, (iv) any commercial tort claim as to which the claim thereunder is less than $1,000,000, (v) any property if, for so long as and to the extent a security interest may not be granted in such assets as a matter of applicable law or without constituting a material breach of the terms of a lease, license, contract or other agreement or instrument or permitting any party to terminate such lease, license, contract, or other agreement or instrument, except, in each case under this clause (v) to the extent that such law or the terms in such lease, license, contract or other agreement or instrument providing for such prohibition, breach, right of termination or default or requiring such consent, approval, license or authorization is ineffective under the UCC or other applicable law or principles of equity, provided further that this clause (v) shall not exclude proceeds thereof and Accounts arising therefrom the assignment of which is deemed effective under the UCC, (vi) any governmental licenses or permits or franchises, charters and authorizations of a Governmental Authority if, for so long as and to the extent the grant of a security interest therein is prohibited or restricted by applicable law, except, in each case under this clause (vii), to the extent that such prohibition or restriction is ineffective under the UCC or other applicable law or principles of equity, provided that this clause (vi) shall not exclude proceeds thereof and Accounts arising therefrom the assignment of which is deemed effective under the UCC, (vii) equity interests in any Excluded Subsidiary, (viii) any “intent to use” trademark application for which a statement of use has not been filed with the United States Patent and Trademark Office, but only to the extent that the grant of a security interest therein would invalidate such trademark application, (ix) any letter-of-credit rights (except to the extent constituting a supporting obligation of other Collateral as to which perfection of a security interest therein may be accomplished solely by the filing of a UCC financing statement in the applicable jurisdiction (it being understood that no actions shall be required to perfect a security interest in letter-of-credit rights, other than the filing of a UCC financing statement), (x) any equity interest in a first-tier foreign Subsidiary in excess of 65% of the issued and outstanding voting stock of any first-tier foreign Subsidiary of any Loan Party, (xi) any assets of a first-tier foreign Subsidiary; and (xii) Excluded Accounts.

“Collateral State” means the state or states where the Collateral is located.

“Collection Account” has the meaning set forth in Section 4.4.

“Consolidated Net Content Advances” means, with respect to the Borrower and its Subsidiaries on a consolidated basis as of any date of determination, the sum, without duplication, of (a) production costs capitalized during such period, net of capitalized production costs charged to income during such period, (b) advertising costs deferred during such period, net of deferred advertising costs charged to income during such period, (c) the net cash flow impact of advance payments made with respect to Distributed and Licensed Content pursuant to distribution agreements during such period, (d) advances or purchase consideration made to acquire feature films or other items of content for distribution as Owned Library Content, net of advances amortized and charged to income during such period, in each case as reported in Consolidated cash flow statements in accordance with GAAP and (e) Investments in, start-up expenses related to, and net operating losses incurred with respect to the Borrower’s subscription-based internet distribution services that are so identified in the Borrower’s financial reporting.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business or customary indemnity obligations entered into in connection with any acquisition or any disposition permitted hereunder. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyright Security Agreement” means a Copyright Security Agreement, substantially in the form of Exhibit G(1) attached hereto, as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time by delivery of a Copyright Security Agreement Supplement or otherwise.

“Copyright Security Agreement Supplement” means a Copyright Security Agreement Supplement, substantially in the form of Exhibit G(2) attached hereto.

“Credit Extension” means each Advance or any other extension of credit by Bank to or for the benefit of Borrower hereunder.

“Distributed and Licensed Content” means theatrical feature films, television productions and other traditional or non-traditional video content, for which a Loan Party obtains the rights via distribution agreements to be exploited in various manners, including one or more of theatrical distribution, DVDs, Blu-Ray, internet or digital distribution, pay-television, cable television and broadcast television.

“EBITDA” means annual earnings before interest, taxes, depreciation and amortization, calculated monthly on a trailing 12 month basis. EBITDA shall be calculated in accordance with GAAP.

“Entitlement Reserve Percentage” means, for any three month period, the percentage equal to the aggregate amount of third party entitlements to the Collections Amount during such period divided by the Collections Amount for such period.

“Environmental Laws” means all laws, rules, regulations, orders and the like issued by any federal state, local foreign or other Governmental Authority pertaining to the environment or to any hazardous materials or wastes, toxic substances, flammable, explosive or radioactive materials, asbestos or other similar materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Event of Default” has the meaning assigned in Article 11.

“Excluded Accounts” means any account which is exclusively used for trust, payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of employees.

“Excluded Subsidiaries” means Access Digital Cinema Phase 2 Corp.; Access Digital Cinema Phase 2 B/AIX Corp.; CDF2 Holdings, LLC; Cinedigm Digital Funding 2, LLC; Cinedigm Digital Cinema Australia Pty Ltd.; ADM Cinema Corporation d/b/a the Pavilion Theatre; Vistachiara Entertainment, Inc.; C&F Merger Sub, Inc.; and Matchpoint Digital, LLC.

“GAAP” means generally accepted accounting principles, consistently applied, as in effect from time to time.

“Governmental Authority” means any federal, state, municipal, national, supranational or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with the United States of America, any State thereof or the District of Columbia or a foreign entity or government.

“Hedge Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, but excluding trade payables in the ordinary course of business, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations that have been or required to be accounted for as a capital lease on a balance sheet prepared in accordance with GAAP and (d) all Contingent Obligations, if any.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including general assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Investment” means any beneficial ownership of (including stock, partnership or limited liability company interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” means, collectively, this Agreement, any note or notes executed by Borrower, the Copyright Security Agreement, the Copyright Security Agreement Supplements, and any other document, instrument or agreement entered into in connection with this Agreement, all as amended, restated, amended and restated, modified, supplemented or extended from time to time.

“Material Adverse Effect” means any event or circumstance that, (i) has a materially adverse effect on the business, assets, liabilities (actual or contingent), properties, operations or condition (financial or otherwise) of the Loan Parties, taken as a whole, (ii) materially impairs the legal right, power or authority of any Loan Party to perform its respective obligations under the Loan Documents to which it is a party, (iii) materially impairs the validity or enforceability of, or materially impairs the rights, remedies or benefits available to the Bank under the Loan Documents or (iv) has a materially adverse effect on the Collateral or the Bank’s security interests therein or the priority of such security interests; provided, however, that none of the following, either alone or in combination, will constitute, or be considered in determining whether there has been, a Material Adverse Effect: any event, change, circumstance, effect or other matter resulting from or related to (i) any outbreak or escalation of war or major hostilities or any act of terrorism, (ii) changes in laws, GAAP or enforcement or interpretation thereof, (iii) changes that generally affect the industries and markets in which Borrower and its Subsidiaries operate, (iv) changes in financial markets, general economic conditions (including prevailing interest rates, exchange rates, commodity prices and fuel costs) or political conditions, (v) any failure, in and of itself, of Borrower or any Subsidiary to meet any published or internally prepared projections, budgets, plans or forecasts of revenues, earnings or other financial performance measures or operating statistics (it being understood that the facts and circumstances underlying any such failure that are not otherwise excluded from the definition of a “Material Adverse Effect” may be considered in determining whether there has been a Material Adverse Effect), or (vi) any action taken or failed to be taken pursuant to or in accordance with the Loan Documents or at the request of, or consented to by, the Bank.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to its rating agency business.

“Negotiable Collateral” means Collateral regarding which a security interest under the Code is or may be perfected by possession or control.

“Obligations” means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

“OFAC” means the Office of Foreign Asset Control of the United States Treasury Department.

“Operating Account” means a deposit account established at Bank in the name of Borrower and under the control of Bank for which certain amounts are to be deposited pursuant to the payment priorities in Section 4.4 of the Agreement.

“Owned Library Content” means theatrical feature films, television productions and other traditional or non-traditional video content, owned by a Loan Party and either (a) exploited by such Loan Party in various manners, including, but not limited to, one or more of theatrical distribution, DVDs, Blu-Ray, internet or digital distribution, pay-television, cable television, broadcast television and any other content distribution medium or otherwise or (b) licensed by the applicable Loan Party to a third party.

“Periodic Payments” means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

“Permitted Indebtedness” means:

(c)
Indebtedness of a Loan Party in favor of Bank arising under this Agreement or any other Loan Document;
(d)
Indebtedness existing on the Closing Date and disclosed in the Schedule;
(e)
Indebtedness not to exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate at any time secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment, property, repair or improvement financed with such Indebtedness;
(f)
Subordinated Debt;
(g)
Indebtedness from one Loan Party to another Loan Party;
(h)
Contingent Obligations of a Loan Party with respect to Permitted Indebtedness of another Loan Party;
(i)
To the extent constituting Indebtedness, endorsements for collection on deposit and Indebtedness under Hedge Agreements not entered into for speculative purposes; and
(j)
Extensions, refinancings and renewals of any items of Permitted Indebtedness otherwise permitted by this definition, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the Loan Parties, taken as a whole.

“Permitted Investments” means:

(k)
Investments existing on the Closing Date disclosed in the Schedule;
(l)
(i) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) Bank’s certificates of deposit maturing no more than one (1) year from the date of investment therein, (iv) Bank’s money market accounts and (v) other Cash Equivalents;
(m)
Repurchases of stock from former employees or directors of Borrower or its Subsidiaries under the terms of applicable repurchase agreements (i) in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000.00) in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases, or (ii) in any amount where the consideration for the repurchase is the cancellation of indebtedness owed by such former employees to Borrower or such Subsidiary regardless of whether an Event of Default exists;
(n)
Investments accepted in connection with Permitted Transfers or transactions permitted under Section 10.3;
(o)
Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate in any fiscal year;
(p)
Investments not to exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate at any time outstanding consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plan agreements approved by Borrower’s Board of Directors;
(q)
Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business;
(r)
Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (h) shall not apply to Investments of Borrower in any Subsidiary;
(s)
Joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower do not exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate in any fiscal year;
(t)
Investments in additional Consolidated Net Content Advances for Distributed and Licensed Content, Owned Library Content, Investments described in clause (e) of the definition of Consolidated Net Content Advances, and other Investments consistent with Borrower’s business plan and past practices;
(u)
Investments in companies principally engaged in complimentary or similar business activities;
(v)
(i) endorsements for collection or deposit in the ordinary course of business consistent with past practice, (ii) extensions of trade credit (other than to Affiliates of the Borrower) arising or acquired in the ordinary course of business and (iii) Investments received in settlements in the ordinary course of business of past due receivables; and
(w)
Investments by any Loan Party in any other Loan Party.

“Permitted Liens” means the following:

(x)
Any Liens existing on the Closing Date and disclosed in the Schedule (excluding Liens to be satisfied with the proceeds of the Advances) or arising under the Prior Loan Agreement, this Agreement or the other Loan Documents;
(y)
Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Borrower maintains adequate reserves in accordance with GAAP;

(z)
Liens not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate at any one time (i) upon or in any equipment or property acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or property or the repair or improvement thereof or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment or property or the repair or improvement thereof, or (ii) existing on such equipment or property at the time of its acquisition, provided that the Lien is confined solely to the equipment or property so acquired and improvements thereon, and the proceeds of such equipment or property;
(aa)
Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;
(bb)
Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 11.7 (judgments), and pledges or cash deposits made in lieu of, or to secure the performance of, judgment or appeal bonds in respect of such judgments and proceedings;
(cc)
Liens arising by operation of applicable requirements of law as a result of the non-payment of lawful claims; provided, that such Liens do not encumber property that, individually or in the aggregate, has a value greater than or equal to $250,000 at any time;
(dd)
Liens of suppliers, carriers, materialmen, warehousemen, workmen or mechanics and other similar Liens, in each case imposed by law or arising in the ordinary course of business, and for amounts that are not yet overdue or that are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are maintained on the books of such Person to the extent required by GAAP;
(ee)
pledges or cash deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance or other types of social security benefits (other than any Lien imposed by ERISA), (ii) to secure the performance of bids, tenders, leases (other than capital leases) sales or other trade contracts (other than for the repayment of borrowed money) or (iii) made in lieu of, or to secure the performance of, surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation);
(ff)
Liens (i) arising by reason of zoning restrictions, easements, licenses, reservations, restrictions, covenants, rights-of-way, encroachments, minor defects or irregularities in title (including leasehold title) and other similar encumbrances on the use of real property or (ii) consisting of leases, licenses or subleases granted by a lessor, licensor or sublessor on its property (in each case other than capital leases) that, for each of the Liens in clauses (i) and (ii) above, do not, in the aggregate, materially impair the value or marketability of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;
(gg)
Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease or related contractual obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and (iv) for which adequate reserves or other appropriate provisions are maintained on the books of such Person to the extent required by GAAP;
(hh)
the title and interest of a lessor or sublessor in and to personal property permitted to be leased or subleased under this Agreement (other than through a capital lease), in each case extending only to such personal property;

(ii)
banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by any Loan Party in excess of those required by applicable banking regulations;
(jj)
Liens arising by virtue of precautionary UCC financing statement filings (or similar filings under applicable law) regarding operating leases entered into in the ordinary course of business;
(kk)
Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease (other than any capital lease}, license or sublicense or concession agreement;
(ll)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(mm)
deposits of Cash with the owner or lessor of premises to secure the performance of its obligations under the lease for such premises, in each case in the ordinary course of business;
(nn)
Liens that are contractual rights of set-off; and
(oo)
Liens on Cash and Cash Equivalents securing obligations in respect of Hedge Agreements.

“Permitted Transfer” means the conveyance, sale, lease, transfer or disposition by any Loan Party of:

(pp)
Inventory in the ordinary course of business;
(qq)
Non-exclusive licenses and similar arrangements for the use of the property in the ordinary course of business;
(rr)
Worn-out, damaged or obsolete equipment;
(ss)
Property to another Loan Party;
(tt)
Cash Equivalents in the ordinary course of business and made to a Person that is not an Affiliate of the Borrower if the proceeds of such conveyance, sale, lease, transfer or disposition are retained as working capital with such Loan Party;
(uu)
All or a portion of the assets included in the library of a Loan Party to a non-Affiliate third party for cash; provided that: (i) no Event of Default has occurred and is continuing on the date of, or would result after giving effect to, any such sale or other disposition (actually and on a pro forma basis); (ii) the Borrowing Base as of the date of any such sale or other disposition exceeds, and would exceed after giving effect to any such sale or other disposition, the aggregate principal amount of the Advances outstanding as of the date of any such sale or other disposition; and (iii) the Borrower notifies the Bank of any such sale or other disposition; or
(vv)
Other assets or property of the Loan Parties that do not in the aggregate exceed Twenty Five Thousand Dollars ($25,000.00) during any fiscal year.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“Prime Rate” means, for any particular day, the variable rate of interest, per annum, most recently announced by Bank, as its “prime rate,” whether or not such announced rate is the lowest rate available from Bank.

“Prohibited Territory” means any person or country listed by OFAC as to which transactions between a United States Person and that territory are prohibited.

“Responsible Officer” means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Controller of Borrower.

“Revolving Line” means revolving Credit Extensions of up to Five Million Dollars ($5,000,000.00) in aggregate principal amount at any time outstanding.

“Revolving Maturity Date” means September 15, 2023; provided however that the Revolving Maturity Date may be extended for one successive period of one year at the sole discretion of the Bank so long as (i) no Event of Default has occurred and is continuing as of the then scheduled Revolving Maturity Date and (ii) provided that Borrower has given the Bank written notice of its intention to extend the Revolving Maturity Date at least ninety (90) days prior to the then scheduled Revolving Maturity Date. If the Borrower has given the Bank such a notice, the Bank shall notify the Borrower within thirty (30) days after receiving such notice as to whether the Revolving Maturity Date will be so extended.

“S&P” means S&P Global Ratings, or any successor to its rating agency business.

“Schedule” means the schedule of exceptions attached hereto and approved by Bank, if any.

“SOS Reports” means the official reports from the Secretaries of State of each Collateral State, Chief Executive Office State and the Borrower State and other applicable federal, state or local government offices identifying all current security interests filed in the Collateral and Liens of record as of the date of such report.

“Subordinated Debt” means any debt now or hereafter incurred by Borrower that is subordinated in writing to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrower and Bank).

“Subsidiary” means any corporation, partnership or limited liability company or joint venture in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the stock, limited liability company interest or joint venture of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through a Subsidiary.

“Trademark Security Agreement” means a Trademark Security Agreement, substantially in the form of Exhibit H attached hereto.

“Unrestricted Cash” means cash that is not subject to any lien or security interest (other than the those granted pursuant to the this Agreement) and that is on deposit with Bank or its Affiliates in an account that is subject to a perfected security interest in favor of the Bank and in respect of which the relevant Loan Party has entered into an account control agreement reasonably satisfactory to the Bank.

EXHIBIT B

COLLATERAL DESCRIPTION ATTACHMENT TO AMENDED AND RESTATED LOAN, GUARANTY AND SECURITY AGREEMENT

Except as set forth in the definition of “Collateral” in Exhibit A to this Agreement, all personal property of the Loan Parties (collectively, the “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a)
all accounts (including health-care-insurance receivables}, chattel paper (including tangible and electronic chattel paper), deposit accounts (including, without limitation, the Collection Account), documents (including negotiable documents}, equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures}, instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements}, letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;
(b)
all of the Debtor’s right, title and interest in and to each and every Picture, all of the properties thereof, tangible and intangible, and all domestic and foreign copyrights and all other rights therein and thereto, of every kind and character, whether now in existence or hereafter to be made or produced, and whether or not in the possession of Debtor, including with respect to each and every Picture and without limiting the foregoing, each and all of the following particular rights and properties (in each case to the extent they are now owned, currently existing or hereafter acquired or created by Debtor):
1.
all scenarios, screenplays, teleplays and/or scripts at every stage thereof;
2.
all common law and/or statutory copyright and other rights in all literary and other properties (hereinafter called “said literary properties”) which form the basis of such Picture and/or which are or will be incorporated into such Picture, all component parts of such Picture consisting of said literary properties, all motion picture, television program or other rights in and to the story, all treatments of said story and said literary properties, together with all preliminary and final screenplays used and to be used in connection with such Picture, and all other literary material upon which such Picture is based or from which it is adapted;
3.
all rights for all media in and to all music and musical compositions used and to be used in such Picture, if any, including, each without limitation, all rights to record, re-record, produce, reproduce or synchronize all of said music and musical compositions, including, without limitation, reuse fees, royalties and all other amounts payable with respect to said music and musical compositions;
4.
all tangible personal property relating to such Picture, including, without limitation, all exposed film, developed film, positives, negatives, prints, positive prints, answer prints, magnetic tapes and other digital or electronic storage media, special effects, preparing materials (including interpositives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices, and all other forms of pre-print elements), sound tracks, cutouts, trims and any and all other physical properties of every kind and nature relating to such Picture whether in completed form or in some state of completion, and all masters, duplicates, drafts, versions, variations and copies of each thereof, in all formats whether on film, videotape, disk or other optical or electronic media or otherwise and all music sheets and promotional materials relating to such Picture (collectively, the “Physical Materials”);
5.
all collateral, allied, subsidiary and merchandising rights appurtenant or related to such Picture including, without limitation, the following rights: all rights to produce remakes, spin-offs, sequels or prequels to such Picture based upon such Picture, said literary properties or the theme of such Picture and/or the text or any part of said literary properties; all rights throughout the world to broadcast, transmit and/or reproduce by means of television (including commercially sponsored, sustaining and subscription or “pay” television) or by streaming video or by other means over the internet or any other open or closed physical or wireless network or by any process analogous to any of the foregoing, now known or hereafter devised, such Picture or any remake, spin-off, sequel or prequel to such Picture; all rights to produce primarily for television or similar use, a motion picture or series of motion pictures, or other Picture by use of film or any other recording device or medium now known or hereafter devised, based upon such Picture, said literary properties or any part thereof, including, without limitation, based upon any script, scenario or the like used in such Picture; all merchandising rights including, without limitation, all rights to use, exploit and license others to use and exploit any and all commercial tie-ups of any kind arising out of or connected with said literary properties, such Picture, the title or titles of such Picture, the characters of such Picture and/or said literary properties and/or the names or characteristics of said characters and including further, without limitation, any and all commercial exploitation in connection with or related to such Picture, any remake, spin-off, sequel or prequel thereof and/or said literary properties;
6.
all statutory copyrights, domestic and foreign, obtained or to be obtained on such Picture, together with any and all copyrights obtained or to be obtained in connection with such Picture or any underlying or component elements of such Picture, including, in each case without limitation, all copyrights on the property described in subparagraphs (i) through (v) inclusive, of this definition, together with the right to copyright (and all rights to renew or extend such copyrights, if applicable) and the right to sue in the name of Debtor for past, present and future infringements of copyright;
7.
all insurance policies and completion bonds connected with such Picture and all proceeds which may be derived therefrom;
8.
all rights to distribute, sell, rent, license the exhibition of and otherwise exploit and turn to account such Picture in all media (whether now known or hereafter developed), the Physical Materials, the motion picture, television program or other rights in and to the story and/or other literary material upon which such Picture is based or from which it is adapted, and the music and musical compositions used or to be used in such Picture;
9.
any and all sums, claims, proceeds, money, products, profits or increases, including money profits or increases (as those terms are used in the UCC or otherwise) or other property obtained or to be obtained from the distribution, exhibition, sale or other uses or dispositions of such Picture or any part of such Picture in all media (whether now known or hereafter developed), including, without limitation, all sums, claims, proceeds, profits, products and increases, whether in money or otherwise, from a sale and leaseback or other sale, rental or licensing of such Picture and/or any of the elements of such Picture including, without limitation, from collateral, allied, subsidiary and merchandising rights, and further including, without limitation, all monies held in any collection account of Debtor;
10.
the dramatic, nondramatic, stage, television, radio and publishing rights, title and interest in and to such Picture, and the right to obtain copyrights and renewals of copyrights therein, if applicable;
11.
the name or title of such Picture and all rights of Debtor to the use thereof, including, without limitation, rights protected pursuant to trademark, service mark, unfair competition and/or any other applicable statutes, common law, or other rule or principle of law;
12.
any and all contract rights and/or chattel paper which may arise in connection with such Picture;
13.
all accounts and/or other rights to payment which Debtor currently owns or which may arise in favor of Debtor in the future, including, without limitation, any refund or rebate in connection with a completion bond or otherwise, any and all refunds in connection with any value added tax, all accounts and/or rights to payment due from Persons in connection with the distribution of such Picture, or from the exploitation of any and all of the collateral, allied, subsidiary, merchandising and other rights in connection with such Picture, including tax refunds and tax rebates received in connection with tax incentives;

14.
any and all “general intangibles” (as that term is defined in Section 9-102(42) of the UCC) not elsewhere included in this definition, including, without limitation, any and all general intangibles consisting of any right to payment which may arise in connection with the distribution or exploitation of any of the rights set out herein, and any and all general intangible rights in favor of Debtor for services or other performances by any third parties, including actors, writers, directors, individual producers and/or any and all other performing or nonperforming artists in any way connected with such Picture, any and all general intangible rights in favor of Debtor relating to licenses of sound or other equipment, or licenses for any photograph or photographic or other processes, and any and all general intangibles related to the distribution or exploitation of such Picture including general intangibles related to or which grow out of the exhibition of such Picture and the exploitation of any and all other rights in such Picture set out in this definition;
15.
any and all “goods” (as defined in Section 9-102(44) of the UCC) including, without limitation, “inventory” (as defined in Section 9-102(48) of the UCC) which may arise in connection with the creation, production or delivery of such Picture, which goods are owned by Debtor pursuant to any production agreement or Distribution Agreement or otherwise;
16.
all and each of the rights, regardless of denomination, which arise in connection with the acquisition, creation, production, completion of production, delivery, distribution, or other exploitation of such Picture, including, without limitation, any and all rights in favor of Debtor, the ownership or control of which are or may become necessary or desirable, in the reasonable opinion of Secured Party, in order to complete production of such Picture in the event that Secured Party exercises any rights it may have to take over and complete production of such Picture;
17.
any and all documents issued by any pledgeholder or bailee with respect to such Picture or any Physical Materials (whether or not in completed form) with respect thereto;
18.
any and all bank accounts established by Debtor with respect to such Picture;
19.
any and all rights of Debtor under any Distribution Agreements relating to such Picture, including, without limitation, all rights to payment thereunder;
20.
any and all rights of Debtor under contracts relating to the production or acquisition of such Picture or otherwise, including, but not limited to, all such contracts which have been delivered to Secured Party pursuant to the Credit Agreement;
21.
any and all patents, patent rights, software, proprietary processes or other rights with respect to the creation or production of computer animated Pictures; and
22.
any rebates, credits, grants or other similar benefits relating to such Picture;
(c)
all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;
(d)
all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and
(e)
any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the Code, as amended or supplemented from time to time.

For the purposes of this Agreement, (i) “Picture” means any television product (including movies of the week, mini-series and series and any episode thereof), motion picture or other audiovisual product, in any case whether recorded on film, videotape, cassette, cartridge, disc or on or by any other means, method, process or device whether now known or hereafter developed, with respect to which a Loan Party (i) has an ownership interest in the copyright (in whole or in part) or (ii) acquires any direct or indirect equity interest or participation rights, or any distribution rights, sales agency rights or other rights (including rights as a production services entity) or (ii) acquires any distribution rights, (ii) “Books” means books and records (including each Debtor’s records indicating, summarizing, or evidencing Debtor’s assets (including the Collateral) or liabilities, Debtors records relating to Debtor’s business operations or financial condition, and Debtor’s goods or General Intangibles related to such information, including, without limitation, ledger sheets and cards, files, correspondence, books of accounts, business papers, computers, computer software and programs for general business use, tapes, disks, and other documents relating to Debtors assets, (iii) “Contracts” means all contracts or agreements to which Debtor is a party including, without limitation, (a) each partnership agreement, joint venture agreement, limited liability company agreement, shareholders agreement, operating agreement, voting trust, proxy agreement or other similar agreement to which Debtor is a party and (b) each lease, license or sublicense, evidence of Indebtedness, mortgage, indenture, security agreement, deed of trust or other contract, commitment or obligation to which Debtor is a party, in each case whether contingent or matured, in each case, to which Debtor is a party, and (iv) “Contract Rights” means all of the rights of Debtor (including, without limitation, all rights to payment) under any Contract.

EXHIBIT C

LOAN ADVANCE/PAYDOWN REQUEST FORM
DEADLINE FOR SAME DAY PROCESSING IS Noon, P.S.T.

To: ______________________ FAX#: (408) 588-9688	DATE: _____________, 2022	TIME: ___________

FROM: CINEDIGM CORP.
Borrower’s Name

FROM: ____________________________
Authorized Signer’s Name

FROM: ____________________________
Authorized Signature (Borrower)

PHONE #: ____________________________

FROM ACCOUNT#: _____________________
(please include Note number, if applicable)

TO ACCOUNT#: ____________________________
(please include Note number, if applicable)

TELEPHONE REQUEST (For Bank Use Only):

The following person is authorized to request the loan payment transfer/loan advance on the designated account and is known to me.

__________________________________
Authorized Request & Phone #

__________________________________
Received by (Bank) & Phone #

__________________________________
Authorized Signature (Bank)

REQUESTED TRANSACTION TYPE	REQUESTED DOLLAR AMOUNT	For Bank Use Only Date Rec’d: Time: Comp. Status: YES NO Status Date: Time: Approval:
PRINCIPAL INCREASE* (ADVANCE)	$ ________________________
PRINCIPAL PAYMENT (ONLY)	$ ________________________
OTHER INSTRUCTIONS:

All representations and warranties of Borrower stated in the Amended and Restated Loan, Guaranty and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for and advance confirmed by this Loan Advance/Paydown Request Form; provided, however, that those representations and warranties the date expressly referring to another date shall be true, correct and complete in all material respects as of such date.

*IS THERE A WIRE REQUEST TIED TO THIS LOAN ADVANCE? (PLEASE CIRCLE ONE)	YES	NO
If YES, the Outgoing Wire Transfer Instructions must be completed below.

OUTGOING WIRE TRANSFER INSTRUCTIONS	Fed Reference Number	Bank Transfer Number
The items marked with an asterisk (*) are required to be completed.
*Beneficiary Name
*Beneficiary Account Number
*Beneficiary Address
*Currency Type	US DOLLARS ONLY
*ABA Routing Number (9 Digits)
*Receiving Institution Name
*Receiving Institution Address
*Wire Amount	$

EXHIBIT D

BORROWING BASE CERTIFICATE

Borrower: Cinedigm Corp.	Bank:
Commitment Amount: $5,000,000 from the Closing Date through the Revolving Maturity Date
Borrowing Base Calculation (from detailed Schedules attached)	Amount
The Lesser of:
(a) the difference of:
i. the Commitment Amount; and	$5,000,000
ii. the amount of Advances outstanding; and	$[_______]
TOTAL of (a)	$[_______]
(b) the difference of:
i. the Collections Amount; and	$[_______]
ii. the product of:
(x) the Collections Amount; and	$[_______]
(y) the Entitlement Reserve Percentage	$[_______]
TOTAL of (b)	$[_______]
TOTAL BORROWING BASE	$[_______]

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Amended and Restated Loan, Guaranty and Security Agreement between the undersigned and East West Bank.

Comments:	BANK USE ONLY Rec’d By: ___________________________ Date: ___________________________ Reviewed By: ___________________________ Date: ___________________________
Authorized Signer

[Attach supporting Schedules and other detail]

EXHIBIT E

COMPLIANCE CERTIFICATE

Please send all Required Reporting to: East West Bank
[_______________]

FROM: Cinedigm Corp. (“Borrower’’)

The undersigned authorized Officer of Cinedigm Corp., hereby certifies that in accordance with the terms and conditions of the Amended and Restated Loan, Guaranty and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending ______________________________ with all required covenants, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” or “Applicable” column.

REPORTING COVENANTS	REQUIRED	COMPLIES
Company Prepared Monthly F/S Company Prepared Quarterly F/S Compliance Certificate Company prepared Audited and Unqualified F/S Borrowing Base Cert.

Monthly, within 20 days of the end of such month

Quarterly, within 45 days of the end of such FQ

Monthly, within 20 days of the end of such month

Annually, within 90 days of FYE

Monthly, within 20 days of the end of such month

YES NO YES NO YES NO YES NO YES NO

FINANCIAL COVENANTS	REQUIRED ACTUAL		COMPLIES
TO BE TESTED MONTHLY, UNLESS OTHERWISE NOTED:
Minimum balance of cash and availability under Revolving Line Minimum EBITDA	$2,000,000	$___________	YES NO
	>[[_]:1	__________: 1	YES NO

Please Enter Below Comments Regarding Violations:

The Officer further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no credit extensions will be made.

Very truly yours,

_________________________________
Authorized Signer

Name: Gary S. Loffredo

Title: President, Chief Operating Officer,

General Counsel and Secretary

EXHIBIT F

DISBURSEMENT LETTER

CINEDIGM CORP.

The undersigned duly elected and acting officers of CINEDIGM CORP. (“Borrower”) do hereby certify to EAST WEST BANK (“Bank”), in connection with that certain Amended and Restated Loan, Guaranty and Security Agreement dated as of ______ ___, 2022, by and among Borrower, the other Loan Parties thereto and Bank (as modified, amended and/or restated from time to time, the “Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Agreement) that:

1.
The representations and warranties made by Borrower in Section 6 of the Agreement and in the other Loan Documents are true and correct in all material respects as of the date hereof.
2.
No event or condition has occurred that would constitute an Event of Default.
3.
Borrower is in compliance with the covenants and requirements contained in Sections 4, 9 and 10 of the Agreement.
4.
All conditions referred to in Section 3 of the Agreement to the making of the Credit Extension(s) to be made on or about the date hereof have been satisfied or waived by Bank.
5.
No Material Adverse Change has occurred.
6.
The undersigned is a Responsible Officer.

[Balance of Page Intentionally Left Blank]

7.
The proceeds of the Advances shall be disbursed as follows:

Loan Amount: $[_________________]
Less:


Upfront Fee ($50,000.00)

Bank Expenses ($ [___________________])

Prior Loan Agreement Expenses ($ 31,318.57)

Bank Expenses (Paul Hastings LLP) ($ [___________________])

Net Proceeds of the Advance $ ___________

8.
The aggregate proceeds of the Credit Extensions to be made on the Closing Date shall be remitted as follows:

Prior Loan Agreement Expenses :

Bank Name: [___________]

Bank Address: [___________]

Account Number: [___________]

ASA Number: [___________]

Reference: Cinedigm Corp.

Bank Expenses (Paul Hastings LLP):

Bank Name: [___________]

Bank Address: [___________]

Account Name: [___________]

Account Number: [___________]

ASA Number: [___________]

Reference: [___________]

Balance - credited to Borrower’s account at East West Bank

[Balance of Page Intentionally Left Blank]

Dated as of the date first set forth above.

BORROWER:

CINEDIGM CORP.

By _______________________
Name: Gary S. Loffredo
Title: President, Chief Operating Officer,

General Counsel and Secretary

BANK:

EAST WEST BANK

By _______________________
Name: Jeffrey Zaks
Title: Senior Vice President

EXHIBIT G-1

COPYRIGHT SECURITY AGREEMENT

EXHIBIT G-2

COPYRIGHT SECURITY AGREEMENT SUPPLEMENT

EXHIBIT H

TRADEMARK SECURITY AGREEMENT

SCHEDULE OF EXCEPTIONS

Grant of Security Interest (Section 4.1)

None.

Prior Names (Section 6.4)

None.

Litigation (Section 6.5)

None.

Permitted Indebtedness (Exhibit A)

None.

Permitted Investments (Exhibit A)

 Investments in the Excluded Subsidiaries in existence on the Closing Date.

Permitted Liens (Exhibit A)

 Liens under the Prior Loan Agreement.

CORPORATE BORROWING CERTIFICATE

Borrower: CINEDIGM CORP. Bank: EAST WEST BANK	Date: _____________, 2022

I hereby certify as follows, as of the date set forth above:

1.
I am the Secretary, Assistant Secretary or other officer of the Borrower. My title is as set forth below.
2.
Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.
3.
Attached hereto are true, correct and complete copies of Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above. Such Certificate of Incorporation has not been amended, annulled, rescinded, revoked or supplemented, and remains in full force and effect as of the date hereof.
4.
The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Bank may rely on them until Bank receives written notice of revocation from Borrower.

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:☐☐☐☐

Name	Title	Signature	Authorized to Add or Remove Signatories
____________________	___________________
____________________	___________________
____________________	___________________
____________________	___________________

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from East West Bank (“Bank”).
Execute Loan Documents. Execute any loan documents Bank requires.
Grant Security. Grant Bank a security interest in any of Borrower’s assets.
Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.
Letters of Credit. Apply for letters of credit from Bank.
Foreign Exchange Contracts. Execute spot or forward foreign exchange contracts.
Issue Warrants. Issue warrants for Borrower’s capital stock.
Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effectuate such resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.
The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

CINEDIGM CORP.

By: ________________________
Name:
Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the _____________________ of Borrower, hereby certify as to paragraphs 1 through 5 above, [print title] as [print title] of the date set forth above.

By: ________________________
Name:
Title:

EAST WEST BANK
Member FDIC

ITEMIZATION OF AMOUNT FINANCED
DISBURSEMENT INSTRUCTIONS
(Revolving Line)

Name: CINEDIGM CORP. Date: _________,2022

$	credited to deposit account No. ______________ when Advances are requested or disbursed to Borrower by cashier’s check or wire transfer
Amounts paid to others on your behalf:
$	to East West Bank for accounts receivable audit (estimate)
$	to Bank counsel fees and expenses
$	to ___________________
$	to ___________________
$	TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for East West Bank to disburse the loan proceeds as stated above.

_________________________________ Signature	_________________________________ Signature

USA PATRIOT ACT

NOTICE
OF
CUSTOMER IDENTIFICATION

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

WHAT THIS MEANS FOR YOU: when you open an account, we will ask your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents.